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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 Current Report

                     Pursuant To Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

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       Date of Report (Date of earliest event reported): February 13, 2006

                                  TENNECO INC.
               (Exact Name of Registrant as Specified in Charter)




           Delaware                       1-12387               76-0515284
(State or other jurisdiction           (Commission          (I.R.S. Employer of
    of incorporation or                File Number)          of Incorporation
        organization)                                       Identification No.)


          500 NORTH FIELD DRIVE, LAKE FOREST, ILLINOIS       60045
          (Address of Principal Executive Offices)        (Zip Code)


       Registrant's telephone number, including area code: (847) 482-5000



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

/ / Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

/ / Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

/ / Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

/ / Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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ITEM 2.05         COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

         On February 13, 2006, Tenneco Inc. determined to reduce the work force at certain of its global locations as part of its ongoing effort to reduce its cost structure. The plan contemplates a reduction in force of approximately 100 employees during the first quarter of 2006. The Company expects to record a pre-tax charge of approximately $4 million to $5 million during the first quarter of 2006 for severance and other benefits related to these reductions in force, substantially all of which will be paid in cash. These charges are in addition to other customary quarterly restructuring charges that the Company may incur during the quarter. All work force reductions will be done in compliance with legal and contractual requirements.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           TENNECO INC.


Date:    February 13, 2006                 By: /s/ Kenneth R. Trammell
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                                              Kenneth R. Trammell
                                              Executive Vice President and
                                              Chief Financial Officer